SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): December 14, 2000


                          THE INTERGROUP CORPORATION
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                Exact Name of Registrant as Specified in Its Charter

                                 Delaware
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                 (State or Other Jurisdiction of Incorporation)

       1-10324                                       13-3293645
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(Commission File Number)                   (IRS Employer Identification Number)


   820 Moraga Drive, Los Angeles, CA                         90049
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(Address of Principal Executive Offices)                    Zip Code

                               (310) 889-2500
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
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          (Former Name or Former Address if Changed Since Last Report)




5. Other Events

      On March 27, 1998, a civil action was filed in the Los Angeles County Superior Court entitled, Howard A. Jaffe v. The InterGroup Corporation, et al., Case No. BC188323. The Complaint was filed by a former employee, officer and director against the Company and its President and Chairman alleging claims for, among other things, defamation. On December 14, 2000, after review and recommendation by a special litigation committee of the Board of Directors, the Company agreed to settle the case without any admission of liability for $2.6 million. The settlement will be paid in installments beginning in January 2001, with the final payment due on or before June 29, 2001. The Company believes that it has very good claims against its insurance carriers for the costs of the defense of this action and for indemnification for all or part of the settlement amount. The Company will vigorously pursue those claims.




                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE INTERGROUP CORPORATION


Dated: December 29, 2000                  By /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Vice President Operations